Fifth Street Asset Management Inc. Announces the Appointment of Two New Directors

and a Lead Independent Director

GREENWICH, CT, December 16, 2015 – Fifth Street Asset Management Inc. (NASDAQ:FSAM) (“FSAM”) today announced that Thomas H. Brandt and James F. Velgot have been appointed to serve as directors of the Company, effective December 14, 2015. Mr. Brandt and Mr. Velgot fill the vacancies created by the resignations of David J. Anderson and Mark J. Gordon. Additionally, Thomas L. Harrison, who has served on the Board of Directors as Chairman of the Audit Committee since October 2014, has been appointed as lead independent director. Mr. Brandt will serve on the Audit Committee.

“We are delighted to welcome Tom and Jim, who both bring over 30 years of business experience, to FSAM’s Board of Directors. We believe that both Tom and Jim will provide unique perspectives, strategic guidance and valuable insights to our Board of Directors. Additionally, Tom Harrison has been an important voice and invaluable member of FSAM’s Board and we look forward to his continued contributions in the role of lead independent director,” stated FSAM’s Chief Executive Officer, Leonard M. Tannenbaum, adding “We would like to thank David Anderson and Mark Gordon for their guidance and service as directors during their tenure.”

Mr. Brandt serves as co-owner and Director of Real Estate of College Street Foods, LLC, since January 2012. Previously, he was the Co-Chief Executive Officer and a member of the boards of directors of Trans-Lux Corporation and Storyteller Theatres Corporation. During his combined 27 years with both of these companies, Mr. Brandt focused on the motion picture exhibition industry through owning, operating and expanding a state of the art cinema chain in New England and the Southwest United States. Mr. Brandt received his B.S. degree from Skidmore College in 1985.

Mr. Velgot joined Fifth Street in July 2010 and served as Chief Marketing Officer for the Fifth Street platform until 2015, at which time he was appointed to his current role, as Chief of Staff. Mr. Velgot has dedicated the past 30 years of his career to marketing, creative services and brand strategy in the financial services sector, with more than 20 of those years spent at Sanford C. Bernstein & Co., now AllianceBernstein. Before joining Sanford Bernstein, Mr. Velgot worked at Kidder Peabody and Coopers & Lybrand. Mr. Velgot received his B.F.A. in Communications Design from Pratt Institute.

About Fifth Street Asset Management Inc.

Fifth Street Asset Management Inc. (NASDAQ:FSAM) is a nationally recognized credit-focused asset manager. The firm has over $5 billion of assets under management across two publicly-traded business development companies, Fifth Street Finance Corp. (NASDAQ:FSC) and Fifth Street Senior Floating Rate Corp. (NASDAQ:FSFR), as well as multiple private investment vehicles. The Fifth Street platform provides innovative and customized financing solutions to small and mid-sized businesses across the capital structure through complementary investment vehicles and co-investment capabilities. With over a 17-year track record focused on disciplined credit investing across multiple economic cycles, Fifth Street is led by a seasoned management team that has issued billions of dollars in public equity, private capital and public debt securities. Fifth Street’s national origination strategy, proven track record and established platform are supported by nearly 100 professionals across locations in Greenwich, Chicago and San Francisco. For more information, please visit fsam.fifthstreetfinance.com

Forward-Looking Statements

This press release may contain certain forward-looking statements, including statements with regard to the future performance of the company. Words such as “believes,” “expects,” “estimates,” “projects,” “anticipates,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and these factors are identified from time to time in the company’s filings with the Securities and Exchange Commission. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

Investor Contact:

Robyn Friedman, Senior Vice President, Head of Investor Relations

(203) 681-3720

ir-fsam@fifthstreetfinance.com

Media Contact:

Tom Becker

Sitrick And Company

(212) 573-6100

Tom_Becker@sitrick.com